Exhibit 99.1

Care.com Announces Third Quarter 2019 Financial Results

Waltham, MA - November 6, 2019 - Care.com (NYSE: CRCM), the world's largest online destination for finding and managing family care, today is announcing financial results for the third quarter ended September 30, 2019.
“In the third quarter of 2019, revenue exceeded the top end of our guidance range and Care@Work continued to grow impressively,” said Sheila Lirio Marcelo, Chairwoman and CEO of Care.com.  “During the quarter, our traffic remained strong and we started to see improvements in both organic traffic and conversion.  Coupled with the improvements we have seen in consumer awareness and positive brand perception, we are optimistic about our potential for growth over the coming quarters.”

Financial Results

•	Revenue for the third quarter of 2019 was $53.3 million, an increase of 8% from $49.2 million in the third quarter of 2018.

◦	Revenue attributable to our US Consumer offering totaled $39.5 million in the third quarter of 2019, an increase of 3% from $38.5 million in the third quarter of 2018.

◦	Revenue attributable to our other businesses totaled $13.8 million in the third quarter of 2019, an increase of 29% from $10.7 million in the third quarter of 2018.

•	Net loss was $2.2 million in the third quarter of 2019, compared to net income of $1.9 million in the third quarter of 2018, a decrease of $4.1 million.

•	Adjusted EBITDA was $5.2 million in the third quarter of 2019, compared to $6.9 million in the third quarter of 2018.

•
GAAP EPS (Diluted) was a loss of $0.09 in the third quarter of 2019, compared to income of $0.03 in the third quarter of 2018. Q3 GAAP EPS (Diluted) was based on 32.9 million weighted average diluted shares outstanding versus 33.9 million in the third quarter of 2018.

•
Non-GAAP EPS (Diluted) was $0.11 in the third quarter of 2019, compared to the third quarter of 2018, which was $0.18. Note that Non-GAAP EPS excludes the impact of non-cash stock-based compensation, adjustments relating to preferred stock and other non-recurring items, such as M&A expenses and restructuring costs.

•	The Company ended the quarter with $129.6 million in cash and cash equivalents and short-term investments.

Business Highlights

•	Our total members grew 14% to 35.2 million at the end of the third quarter of 2019, compared to 30.8 million in the same period of 2018.

•
Total families grew to 20.6 million at the end of the third quarter of 2019, an increase of 16% over the same period of 2018, and total caregivers grew to 14.6 million at the end of the third quarter of 2019, an increase of 11% over the same period of 2018.

Financial Expectations

	Q4 2019 Guidance			Full Year 2019 Guidance

Revenue	$50.7	—	$50.9	$208.3	—	$208.5

Adjusted EBITDA	$6.2	—	$6.4	$21.6	—	$21.8

Non-GAAP EPS	~$0.17			~$0.49

Figures in millions except for Non-GAAP EPS
Q4 Non-GAAP EPS based on approximately 40 million weighted average dilutive shares
FY'19 full year Non-GAAP EPS based on 40 million weighted average diluted shares

Future GAAP Net Income and GAAP EPS may be significantly affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which we are not able to estimate and which therefore are excluded in the calculation of the Company’s adjusted EBITDA and non-GAAP EPS guidance as described in this press release. Due to the nature of any such items, we are not able to estimate their significance, and it is therefore currently not practical to reconcile adjusted EBITDA and non-GAAP EPS guidance to the most comparable GAAP measure.

Earnings Teleconference Information

The Company will host a conference call at 8:00 AM ET on November 6, 2019 to discuss these results. The conference call will be accessible at (877) 407-4018 or (201) 689-8471 (International). The call will also be broadcast simultaneously at http://investors.care.com/. Following completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (International), conference ID #13694185. The telephone replay will be available from 11:00 AM ET November 6 through 11:59 PM ET November 20, 2019. Additional investor information can be accessed at http://www.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 20.6 million families and 14.6 million caregivers* across more than 20 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 1.8 million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and Care.com Benefits, including the household payroll and tax services provided by Care.com HomePay and the Care Benefit Bucks program, a peer-to-peer pooled, portable benefits platform funded by household employer contributions that provides caregivers access to professional benefits. For enterprise clients, Care.com builds customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin and the San Francisco Bay area.
*As of September 2019
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected results of product investments and initiatives, anticipated revenue growth, and the Company’s financial guidance for the fourth quarter of 2019 and full year 2019.
These forward-looking statements are made as of the date they were first issued and are based on expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management, as of such date. Words such as “plan,” "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend" and “designed,” as well as variations of these terms or the negative of these terms and similar expressions, are intended to identify these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which involve factors or circumstances beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing; our success in converting non-paying members to paying members and extending the length of time that paying members continue to pay for our services; our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable; our ability to protect our brand and maintain our reputation among our members; and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company anticipates that subsequent events and developments will cause its views to change.  The Company has no intention nor undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net income and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as income / (loss) before the accretion of preferred stock dividends and issuance costs, federal, state and franchise taxes, other income (expense), net, depreciation and amortization, stock-based compensation, the accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments, such as impairment and restructuring charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income as income / (loss) before the accretion of preferred stock dividends, stock-based compensation, the accretion of contingent consideration, merger and acquisition related costs, and other unusual or non-cash significant adjustments such as impairment and restructuring charges and the realization of a valuation allowance for deferred taxes. We define non-GAAP EPS as non-GAAP net income divided by diluted weighted-average shares outstanding, using the treasury stock method.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$94,560	$92,432
Short-term investments	35,000	35,099
Accounts receivable (net of allowance of $100 and $100, respectively) (1)	6,488	4,663
Unbilled accounts receivable (2)	6,684	6,394
Prepaid expenses and other current assets	7,389	7,223
Total current assets	150,121	145,811
Property and equipment, net	3,336	3,423
Intangible assets, net	3,249	4,061
Goodwill	67,321	68,176
Other non-current assets	3,129	2,859
Operating lease right of use assets, net	23,525	—
Deferred tax assets	—	43,737
Total assets	$250,681	$268,067

Liabilities, redeemable convertible preferred stock, and stockholders' equity
Current liabilities:
Accounts payable (3)	$2,277	$3,437
Accrued expenses and other current liabilities (4)	25,176	20,463
Current contingent acquisition consideration	1,000	1,527
Deferred revenue (5)	24,459	20,176
Current operating lease liabilities	5,587	—
Total current liabilities	58,499	45,603
Non-current contingent acquisition consideration	—	438
Deferred tax liability	1,835	—
Other non-current liabilities	3,568	6,806
Non-current operating lease liabilities	24,619	—
Total liabilities	88,521	52,847

Series A Redeemable Convertible Preferred Stock, $0.001 par value - 46 shares designated; 46 shares issued and outstanding at September 30, 2019 and December 29, 2018; at aggregate liquidation and redemption value at September 30, 2019 and December 29, 2018, respectively	55,199	53,007
Stockholders' equity
Preferred Stock: $0.001 par value - authorized 5,000 shares at September 30, 2019 and December 29, 2018, respectively	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 33,082 and 32,057 shares issued and outstanding at September 30, 2019 and December 29, 2018, respectively	33	32

Additional paid-in capital	299,679	286,295
Accumulated deficit	(192,191)	(124,122)
Accumulated other comprehensive (loss) income	(560)	8
Total stockholders' equity	106,961	162,213
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$250,681	$268,067
(1) Includes accounts receivable due from related party of $231 and $421 at September 30, 2019 and December 29, 2018, respectively.
(2) Includes unbilled accounts receivable due from related party of $610 and $680 at September 30, 2019 and December 29, 2018, respectively.
(3) Includes accounts payable due to related party of $0 and $530 at September 30, 2019 and December 29, 2018, respectively.
(4) Includes accrued expenses and other current liabilities due to related party of $1,352 and $403 at September 30, 2019 and December 29, 2018, respectively.
(5) Includes deferred revenue associated with related party of $57 and $1 at September 30, 2019 and December 29, 2018, respectively.

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 29, 2018	September 30, 2019	September 29, 2018

Revenue (1)	$53,285	$49,160	$157,599	$142,451
Cost of revenue	15,598	11,532	43,050	30,798
Operating expenses:
Selling and marketing (2)	17,732	16,439	53,287	49,197
Research and development	8,417	8,860	36,563	25,640
General and administrative	13,281	10,987	35,604	33,047
Depreciation and amortization	478	416	1,408	1,245
Goodwill and intangible asset impairment charge	—	—	8,183	—
Restructuring and right of use asset impairment charges	(134)	89	2,855	568
Total operating expenses	39,774	36,791	137,900	109,697
Operating (loss) income	(2,087)	837	(23,351)	1,956
Other (expense) income, net	(222)	38	454	(168)
(Loss) income before income taxes	(2,309)	875	(22,897)	1,788
(Benefit from) provision for income taxes	(73)	(977)	45,172	(2,592)
Net (loss) income	(2,236)	1,852	(68,069)	4,380
Accretion of Series A Redeemable Convertible Preferred Stock dividends	(773)	(718)	(2,192)	(2,063)
Net (income) attributable to Series A Redeemable Convertible Preferred Stock	—	(155)	—	(321)
Net (loss) income attributable to common stockholders	$(3,009)	$979	$(70,261)	$1,996

Net (loss) income per share attributable to common stockholders (Basic):	$(0.09)	$0.03	$(2.16)	$0.06
Net (loss) income per share attributable to common stockholders (Diluted):	$(0.09)	$0.03	$(2.16)	$0.06

Weighted-average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	32,863	31,356	32,539	30,980
Diluted	32,863	33,880	32,539	33,633

(1) Includes related party revenue of $937 and $819 for the three months ended September 30, 2019 and September 29, 2018, respectively. Includes related party revenue of $2,759 and $2,161 for the nine months ended September 30, 2019 and September 29, 2018, respectively.
(2) Includes related party expenses of $3,482 and $2,912 for the three months ended September 30, 2019 and September 29, 2018, respectively. Includes related party expenses of $9,946 and $8,565 for the nine months ended September 30, 2019 and September 29, 2018, respectively.

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 29, 2018	September 30, 2019	September 29, 2018
	(unaudited)		(unaudited)

Net (loss) income	$(2,236)	$1,852	$(68,069)	$4,380

Federal, state and franchise taxes	96	(833)	45,718	(2,055)
Other expense (income), net	222	(38)	(454)	168
Depreciation and amortization	623	603	2,150	1,527
EBITDA	(1,295)	1,584	(20,655)	4,020

Stock-based compensation	2,261	4,281	9,705	12,981
Merger and acquisition related costs	880	751	3,309	1,262
Restructuring, right of use asset impairment and other charges	692	89	3,681	568
Litigation related costs	517	157	549	177
Software implementation costs	71	5	351	308
Severance related costs	—	—	175	67
Strategic consulting and non-recurring professional fees	2,089	—	2,210	—
Impairment of goodwill, intangible assets and related costs	—	—	16,127	142
Adjusted EBITDA	$5,215	$6,867	$15,452	$19,525

Add back for Non-GAAP Net Income

Federal, state and franchise taxes	(96)	833	(1,212)	2,055
Other (expense) income, net	(222)	38	454	(168)
Depreciation and amortization	(623)	(603)	(2,150)	(1,527)
Non-GAAP net income	$4,274	$7,135	$12,544	$19,885

Non-GAAP net income per share:
Basic	$0.13	$0.23	$0.39	$0.64
Diluted	$0.11	$0.18	$0.32	$0.51

Weighted-average shares used to compute non-GAAP net income per share:
Basic	32,863	31,356	32,539	30,980
Diluted	39,071	38,863	39,477	38,616

Care.com, Inc.
Reconciliation of Non-GAAP EPS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 29, 2018	September 30, 2019	September 29, 2018
	(unaudited)		(unaudited)
Weighted-average shares used to compute net income per share:
Diluted	39,071	38,863	39,477	38,616

Net income per share (Diluted):
Net (loss) income per share attributable to common stockholders	$(0.08)	$0.03	$(1.78)	$0.05
Impact on net income per share of Series A related costs	0.02	0.02	0.06	0.06
Adjusted net (loss) income per share	$(0.06)	$0.05	$(1.72)	$0.11

Stock-based compensation	0.06	0.11	0.25	0.34
Merger and acquisition related costs	0.02	0.02	0.08	0.03
Restructuring, right of use asset impairment and other charges	0.02	0.00	0.09	0.01
Litigation related costs	0.01	0.00	0.01	0.00
Software implementation costs	0.00	0.00	0.01	0.01
Severance related costs	—	—	0.00	0.00
Strategic consulting and non-recurring professional fees	0.05	—	0.06	—
Impairment of goodwill, intangible assets and related costs	—	—	0.41	0.00
Realized valuation allowance	—	—	1.13	—
Non-GAAP net income per share - diluted	$0.11	$0.18	$0.32	$0.51

Care.com, Inc.
Supplemental Data
(in thousands, except monthly average revenue per member)

	Period Ended
	September 30, 2019	September 29, 2018
Total members	35,196	30,795
Total families	20,595	17,699
Total caregivers	14,601	13,096

Paying families - US Consumer Business	374	356

	Period Ended
	September 30, 2019	September 29, 2018
Monthly average revenue per paying family
US Consumer Business	$36	$38